Exhibit 10.23

                  AMENDMENT NO. 1 TO RESTRICTED STOCK AGREMENT

      This Amendment No. 1 (this "Amendment") dated as of September 1 to the Restricted Stock Agreement (the "Agreement"), dated as of May 1, 1995, between Unilab Corporation (the "Corporation") and Richard A. Michaelson ("Michaelson"), is entered into between the Corporation and Michaelson for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged.

The Agreement is hereby amended as follows:

1. Section 3 of the Agreement is amended by deleting the section and replacing it in its entirety with the following: "The Restriction shall lapse and have no further force or effect on January 1, 1998."

      In addition, this Amendment confirms that the Corporation's Board of Directors has determined that none of the shares subject to the Agreement will be forfeited pursuant to Section 5 of the Agreement.

      Except as expressly provided above, the Agreement shall remain unchanged and in full force and effect. This Amendment shall be governed by and construed in accordance with the laws of the State of California.

                       UNILAB CORPORATION

                       By:
                           ------------------------------
                       Name:
                       Title:



                       By:
                           ------------------------------
                       Name:      Richard A. Michaelson
                       Address:   11-18 Fairhaven Place
                                  Fair Lawn, NJ  07410